    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 17, 1998

                                                     REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                          GEORGIA-PACIFIC CORPORATION
             (Exact name of registrant as specified in its charter)
                             ---------------------

                       GEORGIA                                               93-0432081
   (State or other jurisdiction of incorporation or             (I.R.S. Employer Identification No.)
                    organization)

                           133 PEACHTREE STREET, N.E.
                               ATLANTA, GA 30303
                                 (404) 652-4000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               KENNETH F. KHOURY
              VICE PRESIDENT, DEPUTY GENERAL COUNSEL AND SECRETARY
                          GEORGIA-PACIFIC CORPORATION
                           133 PEACHTREE STREET, N.E.
                               ATLANTA, GA 30303
                                 (404) 652-4839
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                             ---------------------
                                    COPY TO:

                               JOHN B. TEHAN, ESQ
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                              NEW YORK, N.Y. 10017
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time (from time to time) after the effective date of this Registration Statement as determined in light of market conditions.
                             ---------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                           PROPOSED             PROPOSED
                                       AMOUNT              MAXIMUM              MAXIMUM             AMOUNT OF
     TITLE OF EACH CLASS OF             TO BE           OFFERING PRICE         AGGREGATE           REGISTRATION
  SECURITIES TO BE REGISTERED        REGISTERED          PER UNIT(3)       OFFERING PRICE(3)           FEE
-------------------------------------------------------------------------------------------------------------------
Debt Securities................. $300,000,000(1)(2)          100%             $300,000,000           $88,500
===================================================================================================================

(1) Or, if any Debt Securities are issued at an original discount, such greater amount as shall result in an aggregate initial offering price of $300,000,000.
(2) Or, if any Debt Securities are issued in a currency or composite currency other than U.S. dollars, such different amount as shall result in an aggregate initial offering price of $300,000,000.
(3) Estimated solely for the purpose of calculating the registration fee.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
    In accordance with Rule 429, the Prospectus (including the Prospectus Supplement) is a combined Prospectus which also relates to Registration
Statement No. 33-01785.
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--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 17, 1998

GEORGIA-PACIFIC CORPORATION                   (GEORGIA-PACIFIC CORPORATION LOGO)
                             ---------------------

                                DEBT SECURITIES

                             ---------------------

     Georgia-Pacific Corporation has registered for sale from time to time, in one or more series, up to $500,000,000 (or the equivalent in foreign denominated currency or units based on or relating to currencies, including European Currency Units) aggregate principal amount (based on the public offering price at time of sale) of its unsubordinated non-convertible unsecured debt securities (the "Securities") on terms to be determined at the time of sale. Principal of and interest, if any, on Securities may be payable in U.S. dollars, foreign denominated currency, or currency units, as the Corporation may designate. A Prospectus supplement (the "Prospectus Supplement") will accompany this Prospectus and will set forth the specific designation, aggregate principal amount, initial public offering price, maturity, rate, if any, and time of payment of any interest, any sinking fund, any redemption at the option of Georgia-Pacific Corporation or the holder, any other specific terms, and information about listing, if any, on a securities exchange of the Securities in respect of which this Prospectus and the Prospectus Supplement are being delivered (the "Offered Securities"), together with the terms of offering of the Offered Securities.

                             ---------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

     The Securities may be sold directly, through agents or to or through dealers designated from time to time, to or through underwriting syndicates led by one or more managing underwriters or to or through one or more underwriters acting alone. If any agents of the Corporation, or any underwriters or dealers, are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions or discounts will be set forth in the Prospectus Supplement. The net proceeds to the Corporation from such sale will also be set forth in the Prospectus Supplement.

     This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

                             ---------------------

                THE DATE OF THIS PROSPECTUS IS AUGUST 17, 1998.

                             AVAILABLE INFORMATION

     Georgia-Pacific Corporation (together with its subsidiaries being hereinafter referred to as "Georgia-Pacific" or the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). This Prospectus contains information concerning the Corporation, but does not contain all of the information set forth in the Registration Statement and exhibits thereto which the Corporation has filed with the Commission under the Securities Act of 1933. Such reports, proxy statements, Registration Statement and exhibits and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). Such reports, proxy statements, Registration Statement and exhibits and other information concerning the Corporation may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which exchange the Corporation's -- Georgia-Pacific Group Common Stock, par value $.80 per share and the Corporation's -- Timber Group Common Stock, par value, $.80 per share, are traded.
                             ---------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Corporation with the Commission (File No. 1-3506) pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference in this Prospectus:

          (a) Annual Report on Form 10-K for the year ended December 31, 1997;

          (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and

          (c) Current Reports on Form 8-K dated March 31, 1998, June 2, 1998 and July 1, 1998.

     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     The Corporation will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Kenneth F. Khoury, Vice President, Deputy General Counsel and Secretary, Georgia-Pacific Corporation, 133 Peachtree Street, N.E., Atlanta, Georgia 30303, (404) 652-4839.
                             ---------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR ANY OTHER PERSON, UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF. THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                THE CORPORATION

     Georgia-Pacific, founded in 1927 as a wholesaler of hardwood lumber in Augusta, Georgia, has grown through expansion and acquisitions to become one of the world's leading manufacturers and distributors of building products and one of the world's leading producers of pulp and paper. In December 1997, the Corporation separated its timber business into a new operating group called The Timber Company. The Corporation's manufacturing and distribution businesses are now known as the Georgia-Pacific Group.

     The Georgia-Pacific Group is one of the nation's largest producers of structural and other wood panels, lumber, communication papers, containerboard and market pulp. It also is the second largest gypsum wallboard producer in North America and operates the world's largest building products distribution system. In addition, it operates a rapidly growing tissue products business.

     The Timber Company is engaged in the business of growing and selling timber and wood fiber and is the third largest private owner of timberlands in the United States, owning approximately 5.4 million acres of timberland in the United States and Canada, and managing an additional 400,000 acres under long-term leases (collectively, the "Timberlands"). The Timber Company grows various commercial species of trees on the Timberlands and sells timber and wood fiber to the Georgia-Pacific Group and other industrial wood users. The principal products sold by The Timber Company are softwood sawtimber, softwood pulpwood, hardwood sawtimber and hardwood pulpwood.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges for Georgia-Pacific for the five years ended December 31, 1997, and for the six months ended June 30, 1998 and 1997. For the purpose of computing the ratio of earnings to fixed charges, (1) "earnings" consist of (a) income before income taxes, extraordinary item and accounting changes, (b) interest expense (excluding interest capitalized during the period and including amortization of previously capitalized interest) and (c) one-third (the portion deemed representative of the interest factor) of rental expense; and (2) "fixed charges" consist of total interest costs (including interest capitalized during the period) and one-third of rental expense.

                                                       SIX MONTHS
                                                          ENDED
                                                        JUNE 30,         YEAR ENDED DECEMBER 31,
                                                       -----------   --------------------------------
                                                       1998   1997   1997   1996   1995   1994   1993
                                                       ----   ----   ----   ----   ----   ----   ----
Ratio of earnings to fixed charges (Unaudited).......  2.01   1.81   1.48   1.55   4.41   2.14   1.07

                                USE OF PROCEEDS

     As of the date of this Prospectus, the Corporation has no specific plans for the net proceeds from any future sale of Securities. The Corporation has registered the Securities for sale from time to time, however, because it currently expects that at some future date it will use the net proceeds of the sale of the Securities for one or more of the following purposes: to reduce short-term borrowings of the Corporation outstanding at the time of such offering; to fund capital expenditures and/or acquisitions; and/or to retire debt and other obligations of the Corporation. The specific uses of such net proceeds will be set forth in the Prospectus Supplement relating to such offering.

                           DESCRIPTION OF SECURITIES

     The following description sets forth certain general terms and provisions of the indenture under which the Securities are to be issued. The particular terms of each issue of Offered Securities, as well as any modifications or additions to such general terms that may be applicable in the case of such Offered Securities, will be described in the Prospectus Supplement relating to such Offered Securities. Accordingly, for a description of the terms of a particular issue of Offered Securities reference must be made both to the Prospectus Supplement relating thereto and to the following description.

     The Securities are to be issued under an Indenture, dated as of March 1, 1983, as amended, between the Corporation and The Bank of New York, as successor trustee (such Indenture, as so amended being hereinafter referred to as the "Indenture").

     The following description of the Indenture and summaries of certain provisions thereof do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections of, or terms defined in, the Indenture are referred to, such Sections or defined terms are incorporated herein by reference.

     The Corporation has substantial operations at the subsidiary level. Claims of creditors of subsidiaries of the Corporation, including general creditors, generally will have priority as to the assets of subsidiaries over the claims of the Corporation and the holders of indebtedness of the Corporation, including holders of the Securities. The Corporation will rely on cash generated from operations, including the operations of its subsidiaries, and its available financing sources in order to meet its debt service obligations.

GENERAL

     The Indenture provides that the Securities and additional unsubordinated non-convertible unsecured debt securities of the Corporation unlimited as to aggregate principal amount may be issued in one or more series thereunder, in each case as authorized from time to time by the Board of Directors of the Corporation. The Indenture specifically allows Periodic Offerings (as defined) of series of Securities, pursuant to which certain officers of the Corporation may set the terms of the specific issuances of such series. The Securities referred to on the cover page of this Prospectus, and any such other debt securities so issued under the Indenture, are herein collectively referred to, while a single Trustee is acting for all, as the "Indenture Securities." The Indenture also provides that there may be more than one Trustee under the Indenture, each with respect to one or more different series of Indenture Securities. See "Trustee" below. At a time when two or more Trustees are acting, each with respect to only certain series, the term "Indenture Securities" as used herein shall mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under the Indenture, the powers and trust obligations of each Trustee as described herein shall extend only to the one or more series of Indenture Securities for which it is Trustee. If at a particular time there is more than one Trustee under the Indenture those Indenture Securities (whether of one or more than one series) for which each Trustee is acting will be treated as issued under a separate indenture.

     Reference is made to the Prospectus Supplement relating to the Offered Securities for the following: (1) the title of the Offered Securities; (2) the aggregate principal amount of the Offered Securities and any limit thereon; (3) the percentage of principal amount for which the Offered Securities will be issued; (4) the date or dates on which the principal of the Offered Securities will be payable; (5) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which the Offered Securities shall bear interest, if any; (6) the date or dates from which any interest shall accrue, or the method by which such date or dates shall be determined, the date or dates on which interest will be payable and the record dates therefor; (7) the place or places where the principal of (and premium, if any) and any interest on the Offered Securities shall be payable; (8) the period or periods within which, the price or prices at which, and the terms and conditions upon which, the Offered Securities may be redeemed, in whole or in part, at the option of the Corporation; (9) the obligation, if any, of the Corporation to redeem, repay or purchase the Offered Securities pursuant to any sinking fund or analogous provision or at the option of the holders thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which, the Offered Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (10) the currency of payment of principal of, premium, if any, and interest on the Securities;
(11) any index used to determine the amount of payment of principal of, premium, if any, and interest on the Securities; (12) any additional restrictive covenants included for the benefit of the holders of the Offered Securities;
(13) any additional Event of Default with respect to the Offered Securities; and
(14) any other terms of the Offered Securities not inconsistent with the provisions of the Indenture. Principal, premium, if any, and interest, if any, will be payable, and the Offered Securities will be transferable, in the manner described in the Prospectus Supplement relating to such Offered Securities.

     The Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation (including other Indenture Securities).

     The Securities will be issued only in fully registered form without coupons and, unless otherwise provided with respect to a series of Securities, in denominations of $1,000 and multiples of $1,000 (Section 302). No service charge will be made for any transfer or exchange of such Securities but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305).

     Securities may be issued under the Indenture as Original Issue Discount Securities, to be offered and sold at a substantial discount from the principal amount thereof. Special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating to any such Original Issue Discount Securities.

CERTAIN COVENANTS OF THE CORPORATION

     Limitation on Liens. The Corporation may not, nor may it permit any Restricted Subsidiary (as hereinafter defined) to, create or assume any mortgage, security interest, pledge or lien (collectively, a "lien") upon any Principal Property (as hereinafter defined) or upon the shares of stock or indebtedness of any Restricted Subsidiary, without equally and ratably securing the Securities. This restriction, however, does not apply to: (1) liens on any Principal Property existing at the time of its acquisition and liens created 4 contemporaneously with or within 120 days after (or created pursuant to firm commitment financing arrangements obtained within such period) the completion of the acquisition, improvement or construction of such property to secure payment of the purchase price of such property or the cost of such construction or improvements; (2) liens on property or shares of stock or indebtedness of a corporation existing at the time it is merged into or its assets are acquired by the Corporation or a Restricted Subsidiary; (3) liens on property or shares of stock or indebtedness of a corporation existing at the time it becomes a Restricted Subsidiary; (4) liens securing debts of a Restricted Subsidiary to the Corporation and/or one or more Subsidiaries; (5) liens in favor of a governmental unit to secure payments under any contract or statute, or to secure debts incurred in financing the acquisition of or improvements to property subject thereto; (6) liens on timberlands in connection with an arrangement under which the Corporation and/or one or more Restricted Subsidiaries are obligated to cut or pay for timber in order to provide the lienholder with a specified amount of money, however determined; (7) liens created or assumed in the ordinary course of the business of exploring for, developing or producing oil, gas or other minerals (including borrowings in connection therewith) on, or on any interest in, or on any proceeds from the sale of, property acquired for such purposes, production therefrom (including the proceeds thereof), or material or equipment located thereon; (8) liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by such customer for goods produced or services rendered to such customer in the ordinary course of business; (9) liens to extend, renew or replace any liens referred to in clauses (1) through
(8) or this clause (9) or any lien existing on the date of the original Indenture; (10) mechanics' and similar liens; (11) liens arising out of litigation or judgments being contested; and (12) liens for taxes not yet due, or being contested, landlords' liens, tenants' rights under leases, easements, and similar liens not impairing the use or value of the property involved (Section 1004). See "Exemption from Limitation on Liens and Sale and Lease-Back" below.

     Limitation on Sale and Lease-Back. Transactions involving sale and lease-back by the Corporation and/or one or more Restricted Subsidiaries of any Principal Property, except for leases not exceeding three years, are prohibited unless (a) the Corporation and/or such Restricted Subsidiary or Subsidiaries would be entitled to incur indebtedness secured by a lien on such property without securing the Securities or (b) an amount equal to the Value (as defined) of such sale and lease-back is applied within 120 days to (i) the voluntary retirement of indebtedness for borrowed money of the Corporation or any Restricted Subsidiary maturing more than one year after the date incurred and which is senior in right of payment to, or ranks pari passu with, the Securities ("funded debt") or (ii) to the purchase of other property that will constitute Principal Property having a value at least equal to the net proceeds of such sale, or (c) the Corporation and/or a Restricted Subsidiary shall deliver to the applicable Trustee for cancellation funded debt (including the Securities) in an aggregate principal amount at least equal to the net proceeds of such sale (Section 1005).

     Exemption from Limitation on Liens and Sale and Lease-Back. The Corporation and/or one or more Restricted Subsidiaries are permitted to create or assume liens or enter into sale and lease-back transactions that would not otherwise be permitted under the limitations described under "Limitation on Liens" and "Limitation on Sale and Lease-Back" above, provided that the sum of the aggregate amount of all indebtedness secured by such liens (not including indebtedness otherwise permitted under the exceptions described in clauses
(1)-(12) under "Limitation on Liens" above) and the value of all such sale and lease-back transactions (not including those that are for less than three years or in respect of which indebtedness is retired or property is purchased or Securities are delivered, as described under "Limitations on Sale and Lease-Back" above) will not exceed 5% of the Net Tangible Assets (as hereinafter defined) of the Corporation and its Restricted Subsidiaries (Section 1006).

     Applicability of Covenants. Any series of Securities may provide that any one or more of the covenants described above shall not be applicable to the Securities of such series (Section 1009).

     Limitation on Merger, Sale and Lease. The Corporation may, without the consent of any Holder of any Security, consolidate with or merge with or into any other corporation or sell, convey or lease all or substantially all of its properties to another corporation; provided, however, that if upon any such merger of the Corporation with or into any other corporation, or upon any such sale or lease of substantially all of its properties, any Principal Property of the Corporation or a Restricted Subsidiary or any shares of stock or indebtedness of a Restricted Subsidiary owned immediately prior thereto would, thereupon, become subject to any lien other than liens permitted, without securing the Securities, under Sections 1004 and 1006 of the Indenture summarized above, the Corporation, prior to such event, will secure the Securities, equally with all other obligations of the Corporation so secured, by a lien on such Principal Property, shares or indebtedness prior to all liens other than any theretofore existing thereon and liens so permitted by such Sections of the Indenture (Sections 801 and 802).

     Highly Leveraged Transactions. The Indenture does not include any debt covenants or provisions which afford debt holders protection in the event of a highly leveraged transaction.

DEFINITIONS

     The following terms are defined in more detail in Section 101 of the
Indenture:

          "Net Tangible Assets" means, at any date, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities, (ii) any item representing Investments in Unrestricted Subsidiaries (as defined) and (iii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all of the foregoing as set forth on the most recent consolidated balance sheet of the Corporation and its Subsidiaries and computed in accordance with generally accepted accounting principles.

          "Periodic Offering" means an offering of Securities of a series from time to time the specific terms of which Securities, including without limitation the rate or rates of interest or interest rate formulas, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Corporation or its agents upon the issuance from time to time of such Securities.

          "Principal Property" means any mill, manufacturing plant or facility or timberlands owned by the Corporation and/or one or more Restricted Subsidiaries and located within the continental United States, but does not include any such mill, plant, facility or timberlands which are acquired after the date of the original Indenture for the disposal of solid waste or control or abatement of atmospheric pollutants or contaminants, or water, noise or other pollutants, or which in the opinion of the Corporation's Board of Directors is not of material importance to the total business of the Corporation and its Restricted Subsidiaries as an entirety, and does not include timberlands designated by the Board of Directors as being held primarily for development and/or sale, or minerals or mineral rights.

          "Restricted Subsidiary" means a Subsidiary substantially all of the property of which is located within the continental United States and which itself, or with the Corporation and/or one or more other Restricted Subsidiaries, owns a Principal Property. "Subsidiary" means any corporation a majority of the outstanding voting stock of which is owned or controlled by the Corporation and/or one or more Subsidiaries and which is consolidated in the Corporation's accounts.

MODIFICATION AND WAIVER

     Modifications and amendments may be made by the Corporation and the Trustee to the Indenture, without the consent of any Holder of any Security of any series, to add covenants and Events of Default, and to make provisions with respect to other matters and issues arising under the Indenture, provided that any such provision does not adversely affect the rights of the Holders of Securities of any series (Section 901). Modifications and amendments of the Indenture may be made by the Corporation and the Trustee, with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of Outstanding Indenture Securities of each series which are affected by the modification or amendment; provided that no such modification or amendment may, without the consent of the Holder of each such Indenture Security of such series affected thereby, among other things: (a) change the Stated Maturity of principal of, or any installment of interest (or premium, if any) on, any such Security; (b) reduce the principal amount of, or the rate of interest on, or any premium payable on redemption of, such Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the Maturity thereof; (c) change the place or currency of payment of principal, premium, if any, or interest on any such Security; (d) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Security; (e) reduce the above stated percentage of Holders of Indenture Securities necessary to modify or amend the Indenture or to consent to any waiver thereunder; or (f) modify the foregoing requirements (Section 902).

     The Holders of at least 66 2/3% in aggregate principal amount of a series of Outstanding Indenture Securities may, on behalf of all Holders of Outstanding Indenture Securities of such series, waive compliance by the Corporation with the restrictions described herein under "Limitation on Liens" and "Limitation on Sale and Lease-Back" and compliance with certain other covenants of the Corporation contained in the Indenture (Section 1008).

EVENTS OF DEFAULT

     The Indenture defines an Event of Default with respect to any series of Indenture Securities as being any one of the following events: (a) default in the payment of any interest upon any Indenture Security of such series when due, continued for 30 days; (b) default in the payment of the principal of (or premium, if any, on) an Indenture Security of such series at its Maturity; (c) default in the performance of any other covenant of the Corporation in the Indenture (other than a covenant included in the Indenture solely for the benefit of series of Indenture Securities other than such series), continued for 90 days after written notice as provided in the Indenture; (d) certain events in bankruptcy, insolvency or reorganization; and (e) any other Event of Default provided with respect to Securities of such series (Section 501).

     If an Event of Default with respect to Indenture Securities of any series at the time Outstanding occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Indenture Securities of that series may declare the principal amount (or, if the Indenture Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified for that series) of all of the Indenture Securities of that series to be due and payable immediately. However, at any time after such a declaration of acceleration with respect to Indenture Securities of such series has been made, but before the Stated Maturity thereof, the Holders of a majority in principal amount of Outstanding Indenture Securities of such series may, subject to certain conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof) with respect to Indenture Securities of such series, have been cured or waived as provided in the Indenture (Section 502). The Indenture also provides that the Holders of not less than a majority in principal amount of the Indenture Securities of a series may, subject to certain limitations, waive any past default and its consequences (Section 513). Reference is made to the Prospectus Supplement relating to any series of Offered Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request, order or direction of any of the Holders of Securities of any series unless such Holders shall have offered to the Trustee reasonable security or indemnity (Section 603). Subject to such provisions for the indemnification of the Trustee and certain limitations contained in the Indenture, the Holders of a majority in principal amount of the Outstanding Indenture Securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee (Section 512).

     The Corporation will be required to furnish to the Trustee annually a statement as to the fulfillment by the Corporation of all of its obligations under the Indenture (Section 1007).

TRUSTEE

     The Trustee may resign or be removed with respect to one or more series of Indenture Securities and a successor Trustee may be appointed to act with respect to such series (Section 610). In the event that two or more persons are acting as Trustee with respect to different series of Indenture Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other such Trustee (Section 611), and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Trustee.

CONCERNING THE TRUSTEE

     The Corporation maintains customary banking relationships with The Bank of New York, and The Bank of New York is a lender under the Corporation's $1.5 billion unsecured revolving credit facility.

                              PLAN OF DISTRIBUTION

     Georgia-Pacific may sell the Securities: (i) through underwriters; (ii) to dealers; (iii) through agents; or (iv) directly to a limited number of institutional purchasers or to a single purchaser. The Prospectus Supplement with respect to the Offered Securities sets forth the name or names of the underwriters, if any, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are used in a sale of any Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, Georgia-Pacific will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     The Securities may be sold by Georgia-Pacific through agents designated by the Corporation from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Corporation to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Securities may be sold directly by Georgia-Pacific to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     If so indicated in the Prospectus Supplement, Georgia-Pacific will authorize underwriters, dealers and agents to solicit offers by certain specified institutions to purchase Offered Securities from the Corporation at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Underwriters, dealers and agents may be entitled, under agreements entered into with Georgia-Pacific, to indemnification by Georgia-Pacific against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Any such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

     The place and time of delivery of the Offered Securities are set forth in the Prospectus Supplement.

                             VALIDITY OF SECURITIES

     The validity of the Securities offered hereby will be passed upon for Georgia-Pacific by James F. Kelley, Senior Vice President -- Law and General Counsel of the Corporation, and if underwriters or agents are utilized, on behalf of such underwriters or agents by Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017. Mr. Kelley and Simpson Thacher & Bartlett will rely on local counsel (who may include members of the Corporation's legal staff) as to matters of Georgia law. Mr. Kelley is a full-time employee of the Corporation and holds shares and participates in employee benefit plans under which he may receive additional shares of Common Stock of the Corporation.

                                    EXPERTS

     The consolidated and combined financial statements and schedules of Georgia-Pacific Corporation and subsidiaries, the Georgia-Pacific
Corporation -- Georgia-Pacific Group and the Georgia-Pacific Corporation -- The Timber Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included (or incorporated by reference) in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference in this Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration Fee............................................  $ 88,500
*Cost of Printing...........................................    50,000
*Accounting Fees and Expenses...............................    25,000
*Legal Fees and Expenses....................................    25,000
*Trustee's Fees and Expenses................................    15,000
*Rating Agency Fees.........................................   100,000
*Blue Sky Qualification and Legal Investment Fees and
  Expenses..................................................    20,000
*Miscellaneous..............................................    10,000
                                                              --------
     *Total.................................................  $333,500
                                                              ========

---------------

* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. Notwithstanding the foregoing, pursuant to
Section 14-2-854 a court may order a corporation to indemnify a director if such court determines the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code or was adjudged liable as described in subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code.

     Section 14-2-852 of the Georgia Business Corporation Code provides that to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by him in connection therewith.

     Section 14-2-857 of the Georgia Business Corporation Code provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify an officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

     In accordance with Article VI of the Corporation's Bylaws, every person (and the heirs and personal representatives of such person) who is or was a director, officer, employee or agent of the Corporation, or of any other corporation, partnership, joint venture, trust or other enterprise in which he served at the request of the Corporation, shall be indemnified by the Corporation against all liability and expense (including, without limitation, counsel fees and disbursements, and amounts of judgments, fines, penalties and amounts paid in settlement by, a director, officer, employee or agent) actually and reasonably incurred by him in connection with or resulting from any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative or in connection with any appeal relating thereto, in which he may become involved, as a party or otherwise, or with which he may be threatened, by reason of his being or having been a director, officer, employee or agent of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or omitted by him in his capacity as such director, officer, employee or agent whether or not he continues to be such at the time such liability or expense shall have been incurred. Every such person (and the heirs and personal representatives of such person), to the extent that such person has been successful on the merits or otherwise with respect to any such claim, action, matter, suit or proceeding is entitled to indemnification as of right for expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Except as provided in the preceding sentence, upon receipt of a claim for indemnification under Article VI of the Corporation's Bylaws, the Corporation shall proceed as follows: If the claim is made by a director or officer of the Corporation, the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to the applicable action, suit or proceeding, shall determine whether the claimant met the applicable standard of conduct as set forth in subsections (A) and (B) below. If such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, such determination shall be made by independent legal counsel (who may be the regular inside or outside counsel of the Corporation) in a written opinion. If such determination has not been made within 90 days after the claim is asserted, the claimant shall have the right to require that the determination be submitted to the shareholders at the next regular meeting of shareholders by vote of a majority of the shares entitled to vote thereon. If a claim is made by a person who is not a director or officer of the Corporation, the Chief Executive Officer and the general counsel of the Corporation shall determine, subject to applicable law, the manner in which there shall be made the determination as to whether the claimant met the applicable standard of conduct as set forth in subsections (A) and (B) below. In the case of each claim for indemnification, the Corporation shall pay the claim to the extent the determination is favorable to the person making the claim.

          (A) In the case of a claim, action, suit or proceeding other than by or in the right of the Corporation to procure a judgment in its favor, the director, officer, employee or agent must have acted in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, any director seeking indemnification must not have been adjudged liable on the basis that any personal benefit was received by him. For the purpose of this subsection (A), the termination of any claim, action, suit or proceeding, civil, criminal or administrative, by judgment, order, settlement (either with or without court approval) or conviction, or upon a plea of guilty or nolo contendere or its equivalent, shall not create a presumption that a director, officer, employee or agent did not meet the standards of conduct set forth in this Subsection.

          (B) In the case of a claim, action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor, the director, officer, employee or agent must have acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification under this subsection (B) shall be made (1) with regard to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper, or (2) for amounts paid, or expenses incurred, in connection with the defense or settlement of any such claim, action, suit or proceeding, unless a court of competent jurisdiction has approved indemnification with regard to such amounts or expenses.

     Pursuant to Article VI of the Corporation's Bylaws, expenses incurred by any person who is or was a director, officer, employee or agent of the Corporation with respect to any claim, action, suit or proceeding of the character described in the first sentence of the preceding paragraph shall be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it shall be ultimately determined that he is not entitled to indemnification. Indemnification and advancement of expenses pursuant to Article VI of the Corporation's Bylaws is not exclusive of any rights to which any such director, officer, employee or other person may otherwise be entitled by contract or by law.

     The Corporation carries insurance policies insuring its liability to officers and directors under the foregoing indemnity and insuring its officers and directors against liability incurred in their capacity as such.

     Any underwriter who may become a party to the proposed form of Underwriting Agreement, filed as Exhibit 1 to this Registration Statement, will agree to indemnify the directors of the Corporation and each officer who signs this Registration Statement against certain liabilities, including liabilities under the Securities Act of 1933, to the extent specified therein.

ITEM 16.  EXHIBITS.

     The exhibits filed as part of this Registration Statement are:

1      --   Proposed Form of Underwriting Agreement (filed as Exhibit 1 to the Corporation's Registration Statement No. 33-43453 and
            incorporated herein by this reference thereto).
4(a)   --   Indenture, dated as of March 1, 1983, between
            Georgia-Pacific Corporation, The Chase Manhattan Bank
            (National Association), Trustee, relating to the Securities
            (filed as Exhibit 4.4(i) to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, File No.
            1-3506 and incorporated herein by this reference thereto).
4(b)   --   First Supplemental Indenture, dated as of July 27, 1988,
            among Georgia-Pacific Corporation, The Chase Manhattan Bank
            (National Association), Trustee, and Morgan Guaranty Trust
            Company of New York (filed as Exhibit 4.4(ii) to the
            Corporation's Annual Report on Form 10-K for the year ended
            December 31, 1996, File No. 1-3506, and incorporated herein by this reference thereto).
4(c)   --   Agreement of Resignation, Appointment and Acceptance dated as of January 31, 1992 by and among Georgia-Pacific
            Corporation, Morgan Guaranty Trust Company of New York and
            The Bank of New York, as Successor Trustee (filed as Exhibit
            4.4(iii) to the Corporation's Annual Report on Form 10-K for
            the year ended December 31, 1996, File No. 1-3506, and
            incorporated herein by this reference thereto.)
4(d)   --   Proposed Form of Securities (included in Article Two of
            Exhibit 4(a)).
4(e)   --   Credit Agreement, dated as of December 23, 1996, among
            Georgia-Pacific Corporation, as borrower, the lenders named therein, and Bank of America National Trust and Savings
            Association, as agent (filed as Exhibit 4.1(i) to the
            Corporation's Annual Report on Form 10-K for the year ended
            December 31, 1996, File No. 1-3506, and incorporated herein by this reference thereto).
4(f)   --   In reliance upon Item 601(b)(4)(iii) of Regulation S-K,
            various instruments defining the rights of holders of
            long-term debt of the Corporation are not being filed
            herewith because the total of securities authorized under
            each such instrument does not exceed 10% of the total assets of the Corporation. The Corporation hereby agrees to furnish a copy of any such instrument to the Commission upon
            request.
5      --   Opinion of James F. Kelley, Esq., as to validity of the
            Securities.
12     --   Computation of Ratios of Earnings to Fixed Charges.
23(a)  --   Consent of Arthur Andersen LLP.
23(b)  --   The consent of James F. Kelley, Esq., is contained in his
            opinion filed as Exhibit 5 to this Registration Statement.
24     --   Powers of Attorney.
25     --   Form T-1 Statement of Eligibility under the Trust Indenture
            Act of 1939 of The Bank of New York.

ITEM 17.  UNDERTAKINGS.

     The Corporation hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-3 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 17TH DAY OF AUGUST, 1998.

                                         GEORGIA-PACIFIC CORPORATION
                                           (Registrant)

                                         By: /s/ John F. McGovern
                                            -----------------------------------
                                                     John F. McGovern
                                            Executive Vice President -- Finance
                                                and Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-3 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                      SIGNATURE                                     TITLE                    DATE
As officers or directors of GEORGIA-PACIFIC CORPORATION

                  /s/ A. D. CORRELL                    Director, Chairman, Chief        August 17, 1998
-----------------------------------------------------    Executive Officer and
                    A. D. Correll                        President (Principal
                                                         Executive Officer)

                /s/ JOHN F. MCGOVERN                   Executive Vice                   August 17, 1998
-----------------------------------------------------    President--Finance and Chief
                  John F. McGovern                       Financial Officer (Principal
                                                         Financial Officer)

                /s/ JAMES E. TERRELL                   Vice President and Controller    August 17, 1998
-----------------------------------------------------    (Principal Accounting
                  James E. Terrell                       Officer)

                          *                            Director                         August 17, 1998
-----------------------------------------------------
                  James S. Balloun

                          *                            Director                         August 17, 1998
-----------------------------------------------------
                   Robert Carswell

                          *                            Director                         August 17, 1998
-----------------------------------------------------
                     Jane Evans

                          *                            Director                         August 17, 1998
-----------------------------------------------------
                   Donald V. Fites

                      SIGNATURE                                     TITLE                    DATE

                          *                            Director                         August 17, 1998
-----------------------------------------------------
               Harvey C. Fruehauf, Jr.

                          *                            Director                         August 17, 1998
-----------------------------------------------------
                 Richard V. Giordano

                          *                            Director                         August 17, 1998
-----------------------------------------------------
                   David R. Goode

                          *                            Director                         August 17, 1998
-----------------------------------------------------
                T. Marshall Hahn, Jr.

                          *                            Director                         August 17, 1998
-----------------------------------------------------
                 M. Douglas Ivester

                          *                            Director                         August 17, 1998
-----------------------------------------------------
                   Francis Jungers

                          *                            Director                         August 17, 1998
-----------------------------------------------------
                  Louis W. Sullivan

                          *                            Director                         August 17, 1998
-----------------------------------------------------
                  James B. Williams

                         *By                                                            August 17, 1998
  -------------------------------------------------
                   James F. Kelley
      As Attorney-in-Fact for the Directors or
    Officers by whose names an asterisk appears.

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                   EXHIBIT
-------                                  -------
 1         --  Proposed Form of Underwriting Agreement (filed as Exhibit 1 to the Corporation's Registration Statement No. 33-43453 and
               incorporated herein by this reference thereto).
4(a)       --  Indenture, dated as of March 1, 1983, between
               Georgia-Pacific Corporation, The Chase Manhattan Bank
               (National Association), Trustee, relating to the Securities
               (filed as Exhibit 4.4(i) to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, File No.
               1-3506 and incorporated herein by this reference thereto).
4(b)       --  First Supplemental Indenture, dated as of July 27, 1988, among Georgia-Pacific Corporation, The Chase Manhattan Bank
               (National Association), Trustee, and Morgan Guaranty Trust
               Company of New York (filed as Exhibit 4.4(ii) to the
               Corporation's Annual Report on Form 10-K for the year ended
               December 31, 1996, File No. 1-3506, and incorporated herein by this reference thereto).
4(c)       --  Agreement of Resignation, Appointment and Acceptance dated as of January 31, 1992 by and among Georgia-Pacific
               Corporation, Morgan Guaranty Trust Company of New York and
               The Bank of New York, as Successor Trustee (filed as Exhibit
               4.4(iii) to the Corporation's Annual Report on Form 10-K for
               the year ended December 31, 1996, File No. 1-3506.
4(d)       --  Proposed Form of Securities (included in Article Two of
               Exhibit 4(a)).
4(e)       --  Credit Agreement, dated as of December 23, 1996, among
               Georgia-Pacific Corporation, as borrower, the lenders named therein, and Bank of America National Trust and Savings
               Association, as agent (filed as Exhibit 4.1(i) to the
               Corporation's Annual Report on Form 10-K for the year ended
               December 31, 1996, File No. 1-3506, and incorporated herein by this reference thereto).
4(f)       --  In reliance upon Item 601(b)(4)(iii) of Regulation S-K, various instruments defining the rights of holders of
               long-term debt of the Corporation are not being filed
               herewith because the total of securities authorized under
               each such instrument does not exceed 10% of the total assets of the Corporation. The Corporation hereby agrees to furnish a copy of any such instrument to the Commission upon
               request.
5          --  Opinion of James F. Kelley, Esq., as to validity of the
               Securities.
12         --  Computation of Ratios of Earnings to Fixed Charges.
23(a)      --  Consent of Arthur Andersen LLP.
23(b)      --  The consent of James F. Kelley, Esq., is contained in his opinion filed as Exhibit 5 to this Registration
               Statement...................................................
24         --  Powers of Attorney..........................................
25         --  Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939 of The Bank of New York.........................

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